EXHIBIT 99

For Immediate Release	Contact: Karen A. Warren (Investor Relations)
April 21, 2008	401-727-5401
Wayne S. Charness (News Media)
401-727-5983

Hasbro Reports First Quarter Results

Highlights

•

Net revenues of $704.2 million, an increase of $78.9 million or 13% compared to $625.3 million a year ago, or an increase of 9% absent the impact of foreign exchange;

•

Net earnings of $37.5 million, or $0.25 per diluted share, compared to $32.9 million, or $0.19 per diluted share last year;

•

Growth driven primarily by TRANSFORMERS and LITTLEST PET SHOP, as well as PLAYSKOOL, STAR WARS, BABY ALIVE, MY LITTLE PONY and board games;

•

During the quarter, the Company spent a total of $156.0 million to repurchase 6.1 million shares of common stock at an average price of $25.63 per share.

Pawtucket, RI (April 21, 2008) -- Hasbro, Inc. (NYSE: HAS) today reported net revenues of $704.2 million, an increase of $78.9 million or 13% compared to $625.3 million a year ago, or an increase of 9%, net of the favorable foreign exchange impact of $25.4 million.  The Company reported net earnings of $37.5 million or $0.25 per diluted share, compared to $32.9 million or $0.19 per diluted share in 2007.

     “We had a strong 2007 and the momentum continues in 2008, with growth driven primarily by TRANSFORMERS and LITTLEST PET SHOP, as well as PLAYSKOOL, STAR WARS, BABY ALIVE, MY LITTLE PONY and board games,” said Alfred J. Verrecchia, President and Chief Executive Officer.

“While it’s early in the year and there is still a lot of business to be done, our first quarter performance reinforces the confidence we have in achieving our full-year financial goals,” Verrecchia concluded.

Effective at the beginning of fiscal 2008, the Company reorganized the reporting structure of its operating segments. The Company’s Mexican operations have been transferred from the North American segment to the International segment, and the North American segment has been renamed the U.S. and Canada segment. The attached schedule provides a summary of 2007 segment results reclassified in the 2008 segment reporting format.

Net revenues for the U.S. and Canada segment for the quarter were $428.5 million, an increase of 6% compared to $406.1 million in 2007, with strong performances from TRANSFORMERS, LITTLEST PET SHOP, STAR WARS and board games.  The U.S. and Canada segment reported an operating profit of $37.3 million compared to $45.8 million last year.  The decrease in operating profit is primarily due to investments the Company is making to grow its business, including the Wizards of the Coast digital initiative and the CRANIUM acquisition.

Net revenues for the International segment for the quarter were $248.3 million, an increase of 22% compared to $202.7 million in 2007, or an increase of 12%, net of the favorable foreign exchange impact of $21.9 million.  All major product categories were up significantly, reflecting growth in core brands including TRANSFORMERS, LITTLEST PET SHOP, PLAYSKOOL, MY LITTLE PONY and board games.  The International segment reported an operating profit of $13.0 million compared to a ($1.8) million loss in 2007.  This improvement is primarily a reflection of higher revenues.

“We are very pleased with the results we reported today and we continue to believe we should grow both revenues and earnings per share in 2008.  Our balance sheet is strong and we continue to generate good cash flow, which is being returned to shareholders via our increased dividend and the share buyback program,” said David Hargreaves, Executive Vice President and Chief Financial Officer.

During the quarter, the Board of Directors increased the May 2008 quarterly dividend by $0.04 per share, or 25%, to $0.20 per share.  This is the fifth consecutive annual increase and the highest it has been in the history of the Company.  Additionally, the Company spent a total of $156.0 million to repurchase 6.1 million shares of common stock at an average price of $25.63 per share.

The Company will web cast its earnings conference call at 7:30 a.m. Eastern Standard Time today. Investors and the media are invited to listen at http://www.hasbro.com (select "Corporate Info" from the home page, click on "Investor Information," and then click on the web cast microphone).

Hasbro is a worldwide leader in children's and family leisure time entertainment products and services, including the design, manufacture and marketing of games and toys ranging from traditional to high-tech.  Both internationally and in the U.S., its PLAYSKOOL, TONKA, MILTON BRADLEY, PARKER BROTHERS, TIGER, CRANIUM and WIZARDS OF THE COAST brands and products provide the highest quality and most recognizable play experiences in the world.

Certain statements contained in this release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include expectations concerning the Company’s future opportunities and ability to achieve its financial goals and may be identified by the use of forward-looking words or phrases such as "anticipate," "believe," "could," "expect," "intend," "look forward," "may," "planned," "potential," "should," "will" and "would." Such forward-looking statements are inherently subject to known and unknown risks and uncertainties. The Company's actual actions or results may differ materially from those expected or anticipated in the forward-looking statements. Specific factors that might cause such a difference include, but are not limited to: the Company's ability to design, manufacture, source and ship new and continuing products on a timely and cost-effective basis, as well as interest in and acceptance and purchase of those products by retail customers and consumers in quantities and at prices that will be sufficient to profitably recover development, manufacturing, marketing, royalty and other costs of products; economic and public health conditions in the various markets in which the Company and its customers and suppliers operate throughout the world, including factors which impact the retail market, disposable income or consumer demand for the Company’s products, the Company's ability to manufacture and deliver products, higher fuel and other commodity prices, higher transportation costs and potential transportation delays, currency fluctuations and government regulation; the concentration of the Company's customers; the inventory policies of the Company’s retail customers, including the concentration of the Company's revenues in the second half and fourth quarter of the year, together with increased reliance by retailers on quick response inventory management techniques, which increases the risk of underproduction of popular items, overproduction of less popular items and failure to achieve tight and compressed shipping schedules; work stoppages, slowdowns or strikes, which may impact the Company's ability to manufacture or deliver product in a timely and cost-effective manner; the bankruptcy or other lack of success of one of the Company's significant retailers which could negatively impact the Company's revenues or bad debt exposure; the impact of competition on revenues, margins and other aspects of the Company's business, including the ability to secure, maintain and renew popular licenses and the ability to attract and retain talented employees in a competitive environment; concentration of manufacturing for many of the Company’s products in the People’s Republic of China; the risk of product recalls or product liability suits; market conditions, third party actions or approvals and the impact of competition which could reduce demand for the Company’s products or delay or increase the cost of implementation of the Company's programs or alter the Company's actions and reduce actual results; the risk that anticipated benefits of acquisitions may not occur or be delayed or reduced in their realization; and other risks and uncertainties as may be detailed from time to time in the Company's public announcements and SEC filings. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release.

This presentation includes a non-GAAP financial measure as defined under rules of the Securities and Exchange Commission (“SEC”), specifically EBITDA. As required by SEC rules, we have provided reconciliation on the attached schedule of this measure to the most directly comparable GAAP measure. EBITDA (earnings before interest, taxes, depreciation and amortization) represents net earnings excluding, interest expense, income taxes, depreciation and amortization. Management believes that EBITDA is one of the appropriate measures for evaluating the operating performance of the Company because it reflects the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet, and make strategic acquisitions. However, this measure should be considered in addition to, not as a substitute for, or superior to, net earnings or other measures of financial performance prepared in accordance with GAAP as more fully discussed in the Company's financial statements and filings with the SEC. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.  This presentation also includes the Company’s consolidated and International segment net revenues excluding the impact of changes in exchange rates.  Management believes that the presentation of consolidated and International segment net revenues minus the impact of exchange rate changes provides information that is helpful to an investor’s understanding of the  underlying business performance absent exchange rate fluctuations which are beyond the Company’s control.

# # #

(Tables Attached)

HASBRO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Thousands of Dollars)	March 30, 2008	April 1, 2007
ASSETS	-----------------	---------------------
Cash and Cash Equivalents	$ 832,180	$ 688,594
Short-term Investments	-	15,000
Accounts Receivable, Net	388,693	327,124
Inventories	291,199	265,402
Other Current Assets	210,739	251,908
	----------------	---------------
Total Current Assets	1,722,811	1,548,028
Property, Plant and Equipment, Net	201,682	184,272
Other Assets	1,201,986	1,159,831
	----------------	---------------
Total Assets	$3,126,479	$2,892,131
	=========	=========

LIABILITIES AND SHAREHOLDERS' EQUITY
Short-term Borrowings	$ 171,249	$ 7,396
Current Portion of Long-term Debt	135,311	-
Payables and Accrued Liabilities	589,321	614,637
	----------------	---------------
Total Current Liabilities	895,881	622,033
Long-term Debt	709,723	494,864
Other Liabilities	254,164	242,983
	----------------	---------------
Total Liabilities	1,859,768	1,359,880
Total Shareholders' Equity	1,266,711	1,532,251
	----------------	---------------
Total Liabilities and Shareholders' Equity	$3,126,479	$2,892,131
	=========	=========

HASBRO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Quarter Ended
	-------------------------------------------
(Thousands of Dollars and Shares Except Per Share Data)	March 30, 2008	April 1, 2007
	-----------------	--------------------
Net Revenues	$ 704,220	$ 625,267
Cost of Sales	271,161	243,452
	--------------	---------------
Gross Profit	433,059	381,815
Amortization	18,438	17,958
Royalties	58,422	50,260
Research and Product Development	41,770	35,310
Advertising	76,983	67,635
Selling, Distribution and Administration	176,193	156,925
	--------------	---------------
Operating Profit	61,253	53,727
Interest Expense	11,428	6,184
Other (Income) Expense, Net	(5,845)	(2,057)
	--------------	---------------
Income Before Income Taxes	55,670	49,600
Income Taxes	18,200	16,710
	--------------	--------------
Net Earnings	$ 37,470	$ 32,890
	========	========

Per Common Share
Net Earnings
Basic	$ 0.26	$ 0.20
	========	========
Diluted	$ 0.25	$ 0.19
	========	========
Cash Dividends Declared	$ 0.20	$ 0.16
	========	========

Weighted Average Number of Shares
Basic	142,314	160,924
	========	========
Diluted	156,246	176,661
	========	========

HASBRO, INC.
Supplemental Financial Data
Major Segment Results and EBITDA
(Unaudited)
(Thousands of Dollars)
	Quarter Ended
	-------------------------------------------------
	March 30, 2008	April 1, 2007	% Change
	-------------------	--------------------	-----------
Major Segment Results

U.S. and Canada Segment
External Net Revenues	$ 428,522	$ 406,076	6%
Operating Profit	37,311	45,750	-18%

International Segment
External Net Revenues	248,255	202,684	22%
Operating Profit (Loss)	13,027	(1,800)	N/A

Reconciliation of EBITDA

Net Earnings	$ 37,470	$ 32,890
Interest Expense	11,428	6,184
Income Taxes	18,200	16,710
Depreciation	15,313	16,860
Amortization	18,438	17,958
	------------	------------
EBITDA	$ 100,849	$ 90,602
	=======	=======

HASBRO, INC.
Supplemental Financial Data
(Unaudited)
(Thousands of Dollars and Shares, except Per Share Data)

Net Earnings Per Share	Quarter Ended
-------------------------------------------------------------------------
	March 30, 2008		April 1, 2007
	------------------		----------------
	Basic	Diluted	Basic	Diluted
	-----------	-----------	-----------	-----------

Net Earnings	$ 37,470	$ 37,470	$ 32,890	$ 32,890
Effect of Dilutive Securities:
Interest Expense on Contingent Convertible
Debentures due 2021	-	1,059	-	1,065
	-------------	--------------	--------------	--------------
	$ 37,470	$ 38,529	$ 32,890	$ 33,955
	========	========	========	========

Average Shares Outstanding	142,314	142,314	160,924	160,924
Effect of Dilutive Securities:
Contingent Convertible Debentures due 2021	-	11,566	-	11,572
Options and Warrants	-	2,366	-	4,165
	-------------	--------------	--------------	--------------
Equivalent Shares	142,314	156,246	160,924	176,661
	========	========	========	========

Net Earnings Per Share	$ 0.26	$ 0.25	$ 0.20	$ 0.19
	========	========	========	========

HASBRO, INC.
Supplemental Financial Data
(Unaudited)
(Thousands of Dollars)

2007 Major Segment Results
	Q1 2007	Q2 2007	Q3 2007	Q4 2007	Full Year 2007
	----------	-----------	-----------	-----------	-------------------
U.S. and Canada Segment
External Net Revenues	$ 406,076	421,873	773,545	692,248	$ 2,293,742
Operating Profit	45,750	35,544	122,847	83,659	287,800

International Segment
External Net Revenues	$ 202,684	255,174	423,185	563,820	$ 1,444,863
Operating Profit (Loss)	(1,800)	15,348	68,828	107,407	189,783

Effective the beginning of fiscal 2008, Hasbro restructured its operating segments. External net revenues and operating profit (loss) reflects the 2007 results reclassified into our new operating segment presentation.